EXHIBIT 99.1

Las Vegas Sands Reports Second
Quarter 2012 Results

Net Revenue Increased 10.1% to $2.58 Billion in the Second Quarter of 2012 Compared to the Second Quarter of 2011

Consolidated Adjusted Property EBITDA was $844.7 Million and Reflected Low Hold on Table Games Play in Singapore, Macao and Las Vegas

Adjusted Earnings per Diluted Share was $0.44 in the Second Quarter of 2012 Compared to $0.54 in the Second Quarter of 2011

Third Consecutive Quarterly Dividend of $0.25 per Share Declared

Las Vegas, NV (July 25, 2012) — Las Vegas Sands Corp. (NYSE: LVS) today reported financial results for the quarter ended June 30, 2012.

Second Quarter Overview

Mr. Sheldon G. Adelson, chairman and chief executive officer, stated, “While our quarterly results did not meet my expectations, and were impacted by lower hold on table games play compared to last year’s second quarter, higher provisions for accounts receivable at Marina Bay Sands in Singapore, and elevated legal expenses, our financial results reflected solid revenue growth overall and significant cash flow in both Macao and Singapore, as well as the continued steady execution of our Cotai Strip development plan in Macao.

“We successfully opened on April 11, 2012 the first phase of Sands Cotai Central, the largest Integrated Resort development in the company’s history.  The debut of Cotai Central represents the completion of another major milestone in the steady and disciplined execution of our Cotai Strip master plan and development strategy.  As approximately 4,000 additional rooms and suites, plus additional shopping, dining, entertainment and gaming offerings open in Cotai Central’s later phases, we expect strong growth from the property to continue in the future.  Importantly, we believe the attractions and offerings of Cotai Central, and in particular its vital inventory of hotel rooms and suites, will meaningfully benefit Macao and the Cotai Strip in the years ahead as it strengthens its position among the leading business and leisure destinations in Asia.  That hotel inventory will also enhance the financial performance of our other Cotai Strip properties, The Venetian Macao and Four Seasons Hotel Macao and Plaza Casino.  Upon the completion of Cotai Central, our three Cotai Strip properties will encompass 25 million square feet of interconnected Integrated Resort capacity featuring five hotel brands and over 9,000 rooms and suites, 1,300 gaming tables, 6,000 slot machines and electronic table games, approximately two million square feet of retail space, plus dining, convention, meeting and exhibition capacity, and entertainment attractions that will meaningfully increase overnight visitation to Macao and provide an outstanding platform for growth in the years ahead.”

In Macao during the quarter we generated significantly stronger gaming volumes across our property portfolio, while adjusted property EBITDA increased 9.6% to reach $429.0 million with an adjusted property EBITDA margin of 29.5%. Strong growth in each segment of our gaming business was evident in our property portfolio, with rolling volumes increasing 36.3% to a record $33.35 billion, Non-rolling drop increasing 20.9% to a record $2.22 billion, and slot handle increasing 72.5% to a record $2.63 billion. The increases in gaming volumes led to Rolling, Non-Rolling and slot gross gaming revenue growth that was in excess of the growth in the Macao market in each category as compared to last year’s second quarter by 160.8%, 18.8% and 16.8%, respectively. This is the first quarter we have exceeded the market rate of growth in Macao in all three categories since 2008.  Our overall market share of gross gaming revenue in Macao also increased to 17.7% in the second quarter of 2012 compared to 16.0% in the second quarter of 2011, and we continue to lead the Macao market in terms of share of adjusted property EBITDA.

These gaming volume and revenue increases in Macao, together with the contribution from the important non-gaming (hotel, retail, mall and convention) components of our Integrated Resort business model, continue to drive growth.  We remain pleased that the investments we have made to expand our offerings in the VIP segment remain evident in our quarterly operating results, with the Four Seasons Hotel Macao and Plaza Casino increasing its Rolling Chip volume by over 174% compared to the same quarter last year and generating a record quarterly EBITDA of $76.6 million for the property.

Marina Bay Sands in Singapore delivered a steady financial performance, including good growth in its hotel and retail segments, although lower rolling volume, low hold on rolling table games play and higher provisions for accounts receivable negatively impacted our results this quarter.  Marina Bay Sands produced $330.4 million of adjusted property EBITDA during the quarter and an EBITDA margin of 47.6%.  Strong growth in non-rolling chip drop (up 8.2%) and slot volumes (up 15.1%) coupled with continued growth in visitation and non-gaming revenue streams including hotel revenues (up 30.1%) reflect the broad appeal of the property to Singapore’s visitors from across the Asian region.  Looking ahead, as Singapore’s complementary business and leisure tourism offerings continue to expand, we are confident that Marina Bay Sands will continue to generate outstanding returns for our company.

In Las Vegas, The Venetian and Palazzo generated $64.4 million in adjusted property EBITDA during the quarter.  Hold was lower this quarter compared to the quarter last year, which negatively impacted our results.  Baccarat play was up, but other table games play was down, reflecting overall market conditions in Las Vegas.  Slot handle was up 8.2%.

Sands Bethlehem delivered a strong quarter with $26.9 million in adjusted property EBITDA, up 28.1% from the same quarter last year.  The property continues to benefit from growth in slot handle, table games play, and hotel revenues.  The events center, which opened this quarter, is off to a strong start and should benefit the property in the future.

Adjusted earnings per diluted share was $0.44 during the quarter, compared to $0.54 last year.  The lower hold on table games play, increased provisions for accounts receivable in Singapore and elevated legal expenses mentioned above were the primary drivers of the decrease in adjusted earnings per diluted share.

The prudent management of our cash flow, including the ability to both invest in future growth and to continue to return cash to shareholders, remains a high priority for the company.  The board of directors of Las Vegas Sands has declared its third consecutive quarterly cash dividend of $0.25 per common share to be paid on September 28, 2012 to shareholders of record as of September 20, 2012.

Company-Wide Operating Results

Net revenue for the second quarter of 2012 was $2.58 billion, an increase of 10.1% compared to $2.35 billion in the second quarter of 2011. Consolidated adjusted property EBITDA in the second quarter of 2012 was $844.7 million, a decrease of 6.3% compared to $901.6 million in the year-ago quarter.  Consolidated adjusted property EBITDA margin decreased 570 basis points to 32.7% in the second quarter of 2012, compared to 38.4% in the second quarter of 2011. The EBITDA margin in the quarter was negatively impacted compared to the quarter one year ago due to lower hold in Macao, Singapore and Las Vegas and increased provisions for accounts receivable in Singapore.

On a GAAP (Generally Accepted Accounting Principles) basis, operating income in the second quarter of 2012 decreased 34.6% to $397.7 million, compared to $608.1 million in the second quarter of 2011. The decrease in operating income was principally due to a non-cash impairment loss of $100.8 million on parcels 7 and 8 in Macao, lower hold in Macao, Singapore and Las Vegas, higher provisions for accounts receivable in Singapore, elevated legal fees, and increased pre-opening expenses related to Sands Cotai Central.

Adjusted net income (see Note 1) decreased to $365.3 million, or $0.44 per diluted share, compared to $438.6 million, or $0.54 per diluted share, in the second quarter of 2011. The decrease in adjusted net income was principally driven by the lower hold on table games play and higher provisions for accounts receivable mentioned above.

On a GAAP basis, net income attributable to common stockholders in the second quarter of 2012 decreased 34.6% to $240.6 million, compared to $367.6 million in the second quarter of 2011, while diluted earnings per share in the second quarter of 2012 decreased 35.6% to $0.29, compared to $0.45 in the prior year quarter. The decrease in net income attributable to common stockholders reflected the decrease in operating income described above, as well as the loss on modification or early retirement of debt during the quarter, partially offset by the benefit from the discontinuation of preferred stock dividends and the accretion of preferred stock resulting from the redemption of the company’s outstanding preferred stock in November 2011.

Sands China Ltd. Consolidated Financial Results

On a GAAP basis, total net revenues for Sands China Ltd. increased 22.3% to $1.48 billion in the second quarter of 2012, compared to $1.21 billion in the second quarter of 2011. Adjusted property

EBITDA for Sands China Ltd. increased 10.7% to $422.9 million in the second quarter of 2012, compared to $382.1 million in the second quarter of 2011. Net income for Sands China Ltd. decreased 40.0% to $160.5 million in the second quarter of 2012, compared to $267.4 million in the second quarter of 2011. The decrease in net income for the quarter was principally due to the aforementioned $100.8 million non-cash impairment loss on parcels 7 and 8, lower Rolling Chip hold, and increased pre-opening expenses related to Cotai Central.

The Venetian Macao Second Quarter Operating Results

The Venetian Macao continued to enjoy strong visitation and financial performance. The property delivered adjusted property EBITDA of $229.2 million, a decrease of 11.3% compared to $258.4 million in the second quarter of 2011.  Operating results were negatively impacted by lower than expected Rolling Chip win percentage of 2.68%.  The 2011 quarter included an abnormally high Rolling Chip win percentage of 3.46%. Adjusted property EBITDA margin increased to 35.3% in the second quarter of 2012 from 35.1% in the year-ago quarter.  Non-Rolling Chip drop was $1.02 billion for the quarter, about the same as the quarter one year ago, while Non-Rolling Chip win percentage increased to 30.6%.  Rolling Chip volume during the quarter decreased 16.5% to $11.16 billion partially due to Paiza Club renovations, which resulted in 19 fewer active rolling tables on average during the quarter. Slot handle was $1.15 billion, an increase of 33.9% compared to the quarter one year ago. Mall revenues increased 23.7% during the quarter compared to the quarter last year. RevPAR decreased 1.0% to $198 due to lower hotel occupancy.

The following table summarizes the key operating results for The Venetian Macao for the second quarter of 2012 compared to the second quarter of 2011:

	Three Months Ended
The Venetian Macao Operations	June 30,
(Dollars in millions)	2012	2011	$ Change	Change
Revenues:
Casino	$561.6	$648.5	$(86.9)	-13.4%
Rooms	49.9	51.4	(1.5)	-2.9%
Food and Beverage	19.0	16.3	2.7	16.6%
Mall	31.8	25.7	6.1	23.7%
Convention, Retail and Other	14.7	18.0	(3.3)	-18.3%
Less - Promotional Allowances	(27.6)	(24.5)	(3.1)	-12.7%
Net Revenues	$649.4	$735.4	$(86.0)	-11.7%

Adjusted Property EBITDA	$229.2	$258.4	$(29.2)	-11.3%
EBITDA Margin %	35.3%	35.1%		0.2 pts

Operating Income	$189.9	$214.5	$(24.6)	-11.5%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$11,161.6	$13,369.9	$(2,208.3)	-16.5%
Rolling Chip Win %(1)	2.68%	3.46%		-0.78 pts

Non-Rolling Chip Drop	$1,020.9	$1,024.2	$(3.3)	-0.3%
Non-Rolling Chip Win %(2)	30.6%	25.6%		5.0 pts

Slot Handle	$1,148.8	$858.2	$290.6	33.9%
Slot Hold %(3)	5.2%	6.7%		-1.5 pts

Hotel Statistics

Occupancy %	86.7%	89.7%		-3.0 pts
Average Daily Rate (ADR)	$228	$223	$5	2.2%
Revenue per Available Room (RevPAR)	$198	$200	$(2)	-1.0%

(1)	This compares to The Venetian Macao’s trailing 12 month Rolling Chip win percentage of 2.81% (calculated before discounts and commissions).
(2)	This compares to The Venetian Macao’s trailing 12 month Non-Rolling Chip win percentage of 29.2% (calculated before discounts).
(3)	This compares to The Venetian Macao’s trailing 12 month slot hold percentage of 5.7% (calculated before slot club cash incentives).

Four Seasons Hotel Macao and Plaza Casino Second Quarter Operating Results

The Four Seasons Hotel Macao and Plaza Casino generated record adjusted property EBITDA of $76.6 million in the second quarter of 2012, an increase of 103.7% compared to the $37.6 million for the second quarter of 2011. The operating results were positively impacted by higher than expected Rolling Chip win percentage of 3.05% for the current quarter, which enhanced adjusted property EBITDA.  Rolling Chip volume reached $9.21 billion for the quarter, an increase of 174.4% compared to the second quarter of 2011. Non-Rolling Chip drop was $91.0 million while Non-Rolling Chip win was up 9.5% compared to the year-ago quarter. Slot handle was $199.1 million during the quarter, about the same as the second quarter of 2011. The non-gaming offerings of the property continued to exhibit healthy growth, with increases in occupancy and RevPAR, while mall revenue was $21.3 million, a 40.1% increase compared to last year’s second quarter.

The following table summarizes our key operating results for the Four Seasons Hotel Macao and Plaza Casino for the second quarter of 2012 compared to the second quarter of 2011:

	Three Months Ended
Four Seasons Hotel Macao and Plaza Casino Operations	June 30,
(Dollars in millions)	2012	2011	$ Change	Change
Revenues:
Casino	$239.8	$98.3	$141.5	143.9%
Rooms	8.9	7.6	1.3	17.1%
Food and Beverage	5.6	5.4	0.2	3.7%
Mall	21.3	15.2	6.1	40.1%
Convention, Retail and Other	0.8	0.6	0.2	33.3%
Less - Promotional Allowances	(10.3)	(6.3)	(4.0)	-63.5%
Net Revenues	$266.1	$120.8	$145.3	120.3%

Adjusted Property EBITDA	$76.6	$37.6	$39.0	103.7%
EBITDA Margin %	28.8%	31.2%		-2.4 pts

Operating Income	$62.0	$22.6	$39.4	174.3%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$9,207.3	$3,355.7	$5,851.6	174.4%
Rolling Chip Win %(1)	3.05%	2.25%		0.80 pts

Non-Rolling Chip Drop	$91.0	$96.9	$(5.9)	-6.1%
Non-Rolling Chip Win %(2)	43.9%	37.6%		6.3 pts

Slot Handle	$199.1	$200.6	$(1.5)	-0.7%
Slot Hold %(3)	5.4%	5.4%		0.0 pts

Hotel Statistics

Occupancy %	73.3%	67.8%		5.5 pts
Average Daily Rate (ADR)	$357	$323	$34	10.5%
Revenue per Available Room (RevPAR)	$261	$219	$42	19.2%

(1)	This compares to the Plaza Casino’s trailing 12 month Rolling Chip win percentage of 2.85% (calculated before discounts and commissions).
(2)	This compares to the Plaza Casino’s trailing 12 month Non-Rolling Chip win percentage of 42.1% (calculated before discounts).
(3)	This compares to the Plaza Casino’s trailing 12 month slot hold percentage of 5.6% (calculated before slot club cash incentives).

Sands Cotai Central Second Quarter Operating Results

The first phase of Sands Cotai Central on Macao’s Cotai Strip began operations on April 11, 2012, with a portion of the property’s gaming, hotel, dining, convention and exhibition, and retail offerings open to the public for 81 days during the quarter. Net revenues and adjusted property EBITDA for this 81-day period were $265.6 million and $51.8 million, respectively, resulting in an EBITDA margin of 19.5%.

Rolling Chip volume was $6.82 billion with Rolling Chip win percentage of 3.12%. Non-Rolling Chip drop was $389.4 million while slot handle was $665.4 million. Hotel occupancy reached 75.1% during the quarter with ADR of $141.

The following table summarizes our key operating results for Sands Cotai Central for the second quarter of 2012:

81-Day Period Ended
Sands Cotai Central Operations	June 30,
(Dollars in millions)	2012
Revenues:
Casino	$249.5
Rooms	15.3
Food and Beverage	9.4
Mall	3.3
Convention, Retail and Other	1.7
Less - Promotional Allowances	(13.6)
Net Revenues	$265.6

Adjusted Property EBITDA	$51.8
EBITDA Margin %	19.5%

Operating Loss	$(17.9)

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$6,820.6
Rolling Chip Win %	3.12%

Non-Rolling Chip Drop	$389.4
Non-Rolling Chip Win %	21.5%

Slot Handle	$665.4
Slot Hold %	4.0%

Hotel Statistics

Occupancy %	75.1%
Average Daily Rate (ADR)	$141
Revenue per Available Room (RevPAR)	$106

Sands Macao Second Quarter Operating Results

Sands Macao’s adjusted property EBITDA was $71.3 million while adjusted property EBITDA margin was 26.3%.  Lower than expected Rolling Chip win percentage of 2.58% negatively impacted adjusted property EBITDA. Rolling Chip volume was $6.16 billion for the quarter.  Non-Rolling Chip drop was $717.1 million during the quarter, about the same as last year, despite a 21.5% decrease in the average number of Non-Rolling chip tables in operation during the quarter.  The property had 212 Non-Rolling chip  tables in operation on average during the quarter, compared to 270 in the year-ago quarter. Slot handle increased 32.2% to $611.7 million.

The following table summarizes our key operating results for the Sands Macao for the second quarter of 2012 compared to the second quarter of 2011:

	Three Months Ended
Sands Macao Operations	June 30,
(Dollars in millions)	2012	2011	$ Change	Change
Revenues:
Casino	$264.8	$323.7	$(58.9)	-18.2%
Rooms	5.8	5.6	0.2	3.6%
Food and Beverage	8.3	10.0	(1.7)	-17.0%
Convention, Retail and Other	2.4	2.1	0.3	14.3%
Less - Promotional Allowances	(9.7)	(10.4)	0.7	6.7%
Net Revenues	$271.6	$331.0	$(59.4)	-17.9%

Adjusted Property EBITDA	$71.3	$95.6	$(24.3)	-25.4%
EBITDA Margin %	26.3%	28.9%		-2.6 pts

Operating Income	$63.3	$87.0	$(23.7)	-27.2%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$6,164.8	$7,753.3	$(1,588.5)	-20.5%
Rolling Chip Win %(1)	2.58%	2.98%		-0.40 pts

Non-Rolling Chip Drop	$717.1	$713.5	$3.6	0.5%
Non-Rolling Chip Win %(2)	19.7%	20.0%		-0.3 pts

Slot Handle	$611.7	$462.6	$149.1	32.2%
Slot Hold %(3)	4.1%	5.8%		-1.7 pts

Hotel Statistics

Occupancy %	93.2%	88.0%		5.2 pts
Average Daily Rate (ADR)	$242	$242	$0	0.0%
Revenue per Available Room (RevPAR)	$225	$213	$12	5.6%

(1)	This compares to the Sands Macao’s trailing 12 month Rolling Chip win percentage of 2.91% (calculated before discounts and commissions).
(2)	This compares to the Sands Macao’s trailing 12 month Non-Rolling Chip win percentage of 20.6% (calculated before discounts).
(3)	This compares to the Sands Macao’s trailing 12 month slot hold percentage of 4.6% (calculated before slot club cash incentives).

Marina Bay Sands Second Quarter Operating Results

Marina Bay Sands in Singapore delivered adjusted property EBITDA of $330.4 million for the second quarter. The operating results were negatively impacted by lower than expected Rolling Chip win percentage of 2.42% for the quarter, as well as a provision for accounts receivable of $39.9 million during the quarter, compared to $11.4 million in the second quarter of 2011.  Adjusted property EBITDA margin was 47.6% for the quarter, and was negatively impacted by the lower hold and the higher provision.

Gaming volumes reflected strong growth in the mass segments. Non-Rolling Chip drop increased 8.2% to $1.21 billion, with Non-Rolling Chip win percentage of 22.2%.  Slot handle increased 15.1% to reach $2.74 billion for the quarter, with slot hold percentage of 5.2%. Total mass win per day during the quarter increased 8.9% to reach $4.52 million, compared to $4.15 million in the second quarter of 2011. Rolling Chip volume was $11.51 billion for the quarter.

The high margin hotel room and mall segments of the property continued to reflect strong revenue growth of 30.0% and 13.0%, respectively, as the property’s full complement of offerings and amenities continued to mature.  Occupancy and ADR both expanded during the quarter, driving a RevPAR increase of 29.9% compared to the same quarter last year.

The following table summarizes our key operating results for Marina Bay Sands for the second quarter of 2012 compared to the second quarter of 2011:

	Three Months Ended
Marina Bay Sands Operations	June 30,
(Dollars in millions)	2012	2011	$ Change	Change
Revenues:
Casino	$550.2	$594.6	$(44.4)	-7.5%
Rooms	80.1	61.6	18.5	30.0%
Food and Beverage	43.4	45.4	(2.0)	-4.4%
Mall	37.4	33.1	4.3	13.0%
Convention, Retail and Other	25.0	40.2	(15.2)	-37.8%
Less - Promotional Allowances	(41.3)	(37.3)	(4.0)	-10.7%
Net Revenues	$694.8	$737.6	$(42.8)	-5.8%

Adjusted Property EBITDA	$330.4	$405.4	$(75.0)	-18.5%
EBITDA Margin %	47.6%	55.0%		-7.4 pts

Operating Income	$235.3	$315.3	$(80.0)	-25.4%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$11,505.7	$12,228.8	$(723.1)	-5.9%
Rolling Chip Win %(1)	2.42%	2.99%		-0.57 pts

Non-Rolling Chip Drop	$1,205.5	$1,114.5	$91.0	8.2%
Non-Rolling Chip Win %(2)	22.2%	22.5%		-0.3 pts

Slot Handle	$2,741.1	$2,380.7	$360.4	15.1%
Slot Hold %(3)	5.2%	5.4%		-0.2 pts

Hotel Statistics

Occupancy %	99.1%	90.8%		8.3 pts
Average Daily Rate (ADR)	$351	$295	$56	19.0%
Revenue per Available Room (RevPAR)	$348	$268	$80	29.9%

(1)	This compares to Marina Bay Sands’ trailing 12 month Rolling Chip win percentage of 2.98% (calculated before discounts and commissions).
(2)	This compares to Marina Bay Sands’ trailing 12 month Non-Rolling Chip win percentage of 22.8% (calculated before discounts).
(3)	This compares to Marina Bay Sands’ trailing 12 month slot hold percentage of 5.3% (calculated before slot club cash incentives).

Las Vegas Second Quarter Operating Results

The Venetian and The Palazzo delivered adjusted property EBITDA of $64.4 million for the second quarter of 2012, a decrease of 30.7% compared to the $92.9 million generated in the second quarter of 2011. Adjusted property EBITDA margin was 19.7% for the quarter. The operating results were negatively impacted by lower than expected table games win percentage of 16.5% for the quarter. Table games hold was 20.0% in the 2011 quarter.  Slot handle increased 8.2% to $445.1 million while table games drop increased 2.9% to $434.6 million. Stronger group meeting and convention business during the quarter drove a 2.5% increase in hotel ADR.

The following table summarizes our key operating results for our Las Vegas operations for the second quarter of 2012 compared to the second quarter of 2011:

	Three Months Ended
Las Vegas Operations	June 30,
(Dollars in millions)	2012	2011	$ Change	Change
Revenues:
Casino	$94.6	$105.1	$(10.5)	-10.0%
Rooms	112.8	112.9	(0.1)	-0.1%
Food and Beverage	67.2	63.4	3.8	6.0%
Convention, Retail and Other	72.3	68.0	4.3	6.3
Less - Promotional Allowances	(19.6)	(16.9)	(2.7)	-16.0%
Net Revenues	$327.3	$332.5	$(5.2)	-1.6%

Adjusted Property EBITDA	$64.4	$92.9	$(28.5)	-30.7%
EBITDA Margin %	19.7%	27.9%		-8.2 pts

Operating Income	$38.3	$53.8	$(15.5)	-28.8%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$434.6	$422.2	$12.4	2.9%
Table Games Win %(1)	16.5%	20.0%		-3.5 pts

Slot Handle	$445.1	$411.5	$33.6	8.2%
Slot Hold %(2)	8.9%	8.8%		0.1 pts

Hotel Statistics

Occupancy %	86.2%	88.8%		-2.6 pts
Average Daily Rate (ADR)	$205	$200	$5	2.5%
Revenue per Available Room (RevPAR)	$176	$177	$(1)	-0.6%

(1)	This compares to our Las Vegas Operations’ trailing 12 month table games win percentage of 20.0% (calculated before discounts).
(2)	This compares to our Las Vegas Operations’ trailing 12 month slot hold percentage of 8.7% (calculated before slot club cash incentives).

Sands Bethlehem Second Quarter Operating Results

Net revenue for Sands Bethlehem in Pennsylvania was $115.1 million and adjusted property EBITDA reached $26.9 million for the second quarter of 2012. Table games drop was $218.4 million for the quarter, an increase of 44.2% compared to the quarter one year ago, while table games win percentage was 14.3%. Slot handle increased 6.8% to reach $1.01 billion for the quarter with slot hold percentage of 7.2%. The property’s 300-room hotel tower contributed $2.4 million of room revenue during the current quarter.  The hotel, together with the addition of the retail mall and the events center, which debuted in May 2012, should contribute to future growth of both gaming and non-gaming offerings at the property.

The following table summarizes our key operating results for Sands Bethlehem for the second quarter of 2012 compared to the second quarter of 2011:

	Three Months Ended
Sands Bethlehem Operations	June 30,
(Dollars in millions)	2012	2011(1)	$ Change	Change
Revenues:
Casino	$107.0	$92.0	$15.0	16.3%
Rooms	2.4	0.7	1.7	242.9%
Food and Beverage	6.9	5.5	1.4	25.5%
Mall	0.5	-	0.5	N/A
Convention, Retail and Other	4.3	3.6	0.7	19.4%
Less - Promotional Allowances	(6.0)	(4.7)	(1.3)	-27.7%
Net Revenues	$115.1	$97.1	$18.0	18.5%

Adjusted Property EBITDA	$26.9	$21.0	$5.9	28.1%
EBITDA Margin %	23.4%	21.7%		1.7 pts

Operating Income	$17.4	$12.5	$4.9	39.2%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$218.4	$151.5	$66.9	44.2%
Table Games Win %(2)	14.3%	14.0%		0.3 pts

Slot Handle	$1,012.6	$947.9	$64.7	6.8%
Slot Hold %(3)	7.2%	7.2%		0.0 pts

Hotel Statistics

Occupancy %	62.2%	49.1%		13.1 pts
Average Daily Rate (ADR)	$142	$168	(26)	-15.5%
Revenue per Available Room (RevPAR)	$88	$83	5	6.0%

(1)	The hotel tower opened on May 27, 2011 and the first phase of the retail mall opened on November 1, 2011.
(2)	This compares to Sands Bethlehem’s trailing 12 month table games win percentage of 14.5% (calculated before discounts).
(3)	This compares to Sands Bethlehem’s trailing 12 month slot hold percentage of 7.2% (calculated before slot club cash incentives).

Retail Mall Operations

Gross revenue from tenants in the company’s retail malls on Macao’s Cotai Strip (The Venetian Macao, the Four Seasons Macao and Sands Cotai Central) and Marina Bay Sands in Singapore reached $93.3 million for the second quarter of 2012, an increase of 26.3% compared to the second quarter of 2011.  Operating profit derived from these retail mall assets increased 30.7% for the quarter to reach $75.8 million.

	For The Three Months Ended June 30, 2012					LTM June 30, 2012
(Dollars in millions except per square foot data)	Gross Revenue	Operating Profit1	Operating Profit Margin	Gross Leasable Area (sq. ft.)	Occupancy % at End of Period	Tenant Sales Per Sq. Ft.2

The Grand Canal Shoppes at The Venetian Macao	$31.3	$25.5	81.5%	806,897	91.6%	$1,165

The Shoppes at Four Seasons
Luxury Retail	17.3	16.3	94.2%	87,063	100.0%	6,335
Other Stores	4.0	3.4	85.0%	102,025	85.6%	1,251
Total	21.3	19.7	92.5%	189,088	92.2%	4,095

The Shoppes at Sands Cotai Central (Phase I only)	3.3	2.1	63.6%	50,635	100.0%	N/A

The Shoppes at Marina Bay Sands	37.4	28.5	76.2%	629,734	97.2%	1,313

Total	$93.3	$75.8	81.2%	1,676,354	94.0%	$1,582

(1)
Operating profit excludes bad debt expense of $0.1 million at The Grand Canal Shoppes at The Venetian Macao and $0.2 million at The Shoppes at Four Seasons. Bad debt expense at The Shoppes at Sands Cotai Central and The Shoppes at Marina Bay Sands was immaterial for the quarter.

(2)	Tenant sales per square foot reflects sales from tenants only after the tenant has been open for a period of 12 months.

Other Factors Affecting Earnings

Other Asia adjusted property EBITDA, which is principally composed of our CotaiJet ferry operation, was negative $6.0 million during the quarter, an improvement over last year’s loss during the quarter of $9.2 million.

Pre-opening expenses, related primarily to Cotai Central on the Cotai Strip in Macao, increased to $43.5 million in the second quarter of 2012, compared to $18.2 million in the second quarter of 2011.

Depreciation and amortization expense was $220.4 million in the second quarter of 2012, compared to $206.2 million in the second quarter of 2011.

Interest expense, net of amounts capitalized, was $64.5 million for the second quarter of 2012, compared to $70.6 million during the second quarter of 2011. The decrease was principally the result of a lower average borrowing cost, as well as lower debt balances outstanding during the quarter compared to the second quarter of 2011.  Capitalized interest was $12.3 million during the second quarter of 2012, compared to $31.8 million during the second quarter of 2011.  Our weighted average borrowing cost in the second quarter of 2012 was 3.0%.

Corporate expense was $58.6 million in the second quarter of 2012, compared to $42.4 million in the second quarter of 2011. The increase was primarily driven by higher legal fees.

The company recorded a non-cash impairment loss of $100.8 million related to capitalized costs on parcels 7 and 8 in Macao.

Other income, which was principally composed of foreign currency gains, was $1.8 million in the second quarter of 2012, compared to $1.9 million in the second quarter of 2011.

The company recorded a $16.4 million loss on modification or early retirement of debt as a result of the refinancing of its Singapore credit facility and the pre-payment of debt in the United States (see balance sheet items section below).

The company’s effective income tax rate for the second quarter of 2012 was 12.0%. The tax rate is primarily driven by a provision for the earnings from Marina Bay Sands at the 17% Singapore income tax rate.

Net income attributable to noncontrolling interests during the second quarter of 2012 of $45.8 million was principally related to Sands China Ltd.

Balance Sheet Items

Unrestricted cash balances as of June 30, 2012, were $3.52 billion, while restricted cash balances were $7.6 million.

As of June 30, 2012, total debt outstanding, including the current portion, was $9.37 billion. That balance reflects the early retirement of debt in the United States of approximately $400 million that was completed during the second quarter of 2012.  Total principal payments for the remainder of 2012 and the full year 2013 are approximately $16.7 million and $96.8 million, respectively.

During the quarter, the company refinanced its Singapore credit facility.

Capital Expenditures

Capital expenditures during the second quarter totaled $337.3 million, including construction and development activities of $269.3 million in Macao, $38.3 million in Las Vegas, $25.1 million at Marina Bay Sands, and $4.6 million at Sands Bethlehem.

###

Conference Call Information

The company will host a conference call to discuss the company's results on Wednesday, July 25, 2012 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.lasvegassands.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, new ventures, substantial leverage and debt service, government regulation, legalization of gaming, interest rates, future terrorist acts, influenza, insurance, gaming promoters, risks relating to our gaming licenses, certificate and subconcession, infrastructure in Macao and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

Note 1

Adjusted net income excludes pre-opening expense, development expense, impairment loss, gain or loss on disposal of assets, loss on modification or early retirement of debt, preferred stock dividends, accretion to redemption value of preferred stock issued to the Principal Stockholder’s family, and preferred stock inducement, repurchase and redemption premiums.

About Las Vegas Sands

Las Vegas Sands (NYSE: LVS) is a Fortune 500 company and the leading global developer of destination properties (Integrated Resorts) that feature premium accommodations, world-class gaming and entertainment, convention and exhibition facilities, celebrity chef restaurants, and many other amenities.

THE VENETIAN® and THE PALAZZO®, Five-Diamond luxury resorts on the Las Vegas Strip, and SANDS® Bethlehem in Eastern Pennsylvania are the company's properties in the United States.

MARINA BAY SANDS® is the company's iconic Integrated Resort in Singapore's downtown Marina Bay district.

Through its majority-owned subsidiary Sands China Ltd., the company owns a portfolio of properties on Macao's COTAISTRIP®, including THE VENETIAN® Macao, Four Seasons Hotel Macao, and Sands

Cotai Central, a 13.7 million square foot 6,400-room Integrated Resort, the first phase of which debuted in April 2012. The company also owns the SANDS® Macao on the Macao Peninsula.

Las Vegas Sands is committed to global sustainability through its SANDS Eco 360 program and is an active community partner through its various charitable organizations.

Contacts:

Investment Community:	Daniel Briggs	(702) 414-1221

Media:	Ron Reese	(702) 414-3607

Las Vegas Sands Corp.
Second Quarter 2012 Results
Non-GAAP Reconciliations

Within the company’s second quarter 2012 press release, the company makes reference to certain non-GAAP financial measures including “adjusted net income,” “adjusted earnings per diluted share,” and “adjusted property EBITDA.”  Whenever such information is presented, the company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K.  The specific reasons why the company’s management believes that the presentation of each of these non-GAAP financial measures provides useful information to investors regarding Las Vegas Sands Corp.’s financial condition, results of operations and cash flows has been provided in the Form 8-K filed in connection with this press release.

Adjusted property EBITDA consists of operating income (loss) before depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal of assets, impairment loss, pre-opening expense, development expense, royalty fees, stock-based compensation, and corporate expense.  Reconciliations of GAAP operating income and GAAP net income attributable to Las Vegas Sands Corp. to adjusted property EBITDA are included in the financial schedules accompanying this release.

Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Revenues:
Casino	$2,067,424	$1,862,272	$4,333,917	$3,526,761
Rooms	275,311	239,696	543,038	471,670
Food and beverage	159,744	146,016	313,199	291,409
Mall	93,740	73,879	165,158	129,744
Convention, retail and other	116,834	126,763	246,551	235,553
	2,713,053	2,448,626	5,601,863	4,655,137
Less - promotional allowances	(131,147)	(103,530)	(257,215)	(198,122)
	2,581,906	2,345,096	5,344,648	4,457,015
Operating expenses:
Resort operations	1,743,557	1,450,362	3,448,955	2,824,842
Corporate	58,592	42,376	107,547	79,952
Pre-opening	43,472	18,178	94,931	27,649
Development	6,797	2,420	7,995	2,993
Depreciation and amortization	220,440	206,161	415,187	396,398
Amortization of leasehold interests in land	10,057	10,034	20,002	23,190
Impairment loss	100,781	-	143,674	-
Loss on disposal of assets	482	7,443	1,075	7,942
	2,184,178	1,736,974	4,239,366	3,362,966
Operating income	397,728	608,122	1,105,282	1,094,049
Other income (expense):
Interest income	6,892	4,028	12,540	6,075
Interest expense, net of amounts capitalized	(64,533)	(70,592)	(129,205)	(144,177)
Other income (expense)	1,782	1,908	(1,637)	(2,767)
Loss on modification or early retirement of debt	(16,403)	-	(19,234)	-
Income before income taxes	325,466	543,466	967,746	953,180
Income tax expense	(39,085)	(54,374)	(102,256)	(99,585)
Net income	286,381	489,092	865,490	853,595
Net income attributable to noncontrolling interests	(45,794)	(78,455)	(125,961)	(153,635)
Net income attributable to Las Vegas Sands Corp.	240,587	410,637	739,529	699,960
Preferred stock dividends	-	(19,219)	-	(38,817)
Accretion to redemption value of preferred stock
issued to Principal Stockholder's family	-	(23,136)	-	(46,272)
Preferred stock inducement and repurchase premiums	-	(675)	-	(19,108)
Net income attributable to common stockholders	$240,587	$367,607	$739,529	$595,763

Earnings per share:
Basic	$0.29	$0.50	$0.94	$0.82
Diluted	$0.29	$0.45	$0.90	$0.73

Weighted average shares outstanding:
Basic	821,110,555	728,695,140	790,773,996	726,056,840
Diluted	826,102,326	811,274,706	822,458,833	811,243,195

Dividends declared per common share	$0.25	$-	$0.50	$-

Exhibit 1

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Operating Income (Loss) to Adjusted Property EBITDA:

Three Months Ended June 30, 2012

			Amortization	Impairment	Pre-Opening
		Depreciation	of Leasehold	and (Gain) Loss	and		(1)		Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$189,918	$36,344	$1,652	$17	$53	$-	$1,257	$-	$229,241
Sands Macao	63,292	7,616	353	(261)	-	-	304	-	71,304
Four Seasons Hotel Macao and Plaza Casino	61,985	12,480	705	33	1,340	-	44	-	76,587
Sands Cotai Central	(17,876)	25,558	2,152	-	41,771	-	233	-	51,838
Macao Property Operations	297,319	81,998	4,862	(211)	43,164	-	1,838	-	428,970
Marina Bay Sands	235,291	66,016	4,574	138	-	22,649	1,737	-	330,405
United States:
Las Vegas Operating Properties	38,282	56,034	-	165	-	(32,696)	2,565	-	64,350
Sands Bethlehem	17,362	8,865	-	405	147	-	138	-	26,917
United States Property Operations	55,644	64,899	-	570	147	(32,696)	2,703	-	91,267
Other Asia (2)	(20,066)	3,702	-	24	51	10,274	60	-	(5,955)
Other Development	(108,424)	153	621	100,743	6,907	-	-	-	-
Corporate	(62,036)	3,672	-	(1)	-	(227)	-	58,592	-
	$397,728	$220,440	$10,057	$101,263	$50,269	$-	$6,338	$58,592	$844,687

Three Months Ended June 30, 2011

			Amortization		Pre-Opening
		Depreciation	of Leasehold	(Gain) Loss	and		(1)		Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$214,460	$42,132	$1,028	$(1,093)	$18	$-	$1,821	$-	$258,366
Sands Macao	86,982	7,737	352	21	-	-	481	-	95,573
Four Seasons Hotel Macao and Plaza Casino	22,602	13,150	703	37	1,002	-	126	-	37,620
Macao Property Operations	324,044	63,019	2,083	(1,035)	1,020	-	2,428	-	391,559
Marina Bay Sands	315,292	62,078	4,565	56	274	22,334	760	-	405,359
United States:
Las Vegas Operating Properties	53,811	65,037	-	(1,715)	-	(27,111)	2,887	-	92,909
Sands Bethlehem	12,508	7,532	-	-	484	-	515	-	21,039
United States Property Operations	66,319	72,569	-	(1,715)	484	(27,111)	3,402	-	113,948
Other Asia (2)	(18,522)	3,843	-	4	133	5,000	312	-	(9,230)
Other Development	(24,718)	174	3,386	2,471	18,687	-	-	-	-
Corporate	(54,293)	4,478	-	7,662	-	(223)	-	42,376	-
	$608,122	$206,161	$10,034	$7,443	$20,598	$-	$6,902	$42,376	$901,636

Six Months Ended June 30, 2012

			Amortization	Impairment	Pre-Opening
		Depreciation	of Leasehold	and (Gain) Loss	and		(1)		Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$388,486	$73,112	$3,302	$42,949	$53	$-	$3,272	$-	$511,174
Sands Macao	161,834	15,027	706	(169)	-	-	862	-	178,260
Four Seasons Hotel Macao and Plaza Casino	115,395	24,904	1,410	37	2,222	-	138	-	144,106
Sands Cotai Central	(17,876)	25,558	2,152	-	41,771	-	233	-	51,838
Macao Property Operations	647,839	138,601	7,570	42,817	44,046	-	4,505	-	885,378
Marina Bay Sands	608,489	131,067	9,042	(1)	-	50,790	3,537	-	802,924
United States:
Las Vegas Operating Properties	125,986	112,716	-	567	-	(65,556)	6,443	-	180,156
Sands Bethlehem	35,540	17,739	-	413	241	-	486	-	54,419
United States Property Operations	161,526	130,455	-	980	241	(65,556)	6,929	-	234,575
Other Asia (2)	(35,016)	7,383	-	24	122	15,274	536	-	(11,677)
Other Development	(163,259)	422	3,390	100,930	58,517	-	-	-	-
Corporate	(114,297)	7,259	-	(1)	-	(508)	-	107,547	-
	$1,105,282	$415,187	$20,002	$144,749	$102,926	$-	$15,507	$107,547	$1,911,200

Six Months Ended June 30, 2011

			Amortization		Pre-Opening
		Depreciation	of Leasehold	(Gain) Loss	and		(1)		Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$395,301	$85,411	$3,297	$(720)	$215	$-	$3,262	$-	$486,766
Sands Macao	170,895	15,549	705	122	-	-	950	-	188,221
Four Seasons Hotel Macao and Plaza Casino	65,282	26,504	1,407	122	1,631	-	221	-	95,167
Macao Property Operations	631,478	127,464	5,409	(476)	1,846	-	4,433	-	770,154
Marina Bay Sands	512,019	117,984	12,248	743	2,844	41,275	2,717	-	689,830
United States:
Las Vegas Operating Properties	85,129	119,117	-	(1,778)	-	(50,862)	6,468	-	158,074
Sands Bethlehem	26,626	14,853	-	-	639	-	1,030	-	43,148
United States Property Operations	111,755	133,970	-	(1,778)	639	(50,862)	7,498	-	201,222
Other Asia (2)	(32,549)	7,970	-	2	192	10,000	549	-	(13,836)
Other Development	(32,792)	349	5,533	1,789	25,121	-	-	-	-
Corporate	(95,862)	8,661	-	7,662	-	(413)	-	79,952	-
	$1,094,049	$396,398	$23,190	$7,942	$30,642	$-	$15,197	$79,952	$1,647,370

(1)
During the three months ended June 30, 2012 and 2011, the Company recorded stock-based compensation expense of $13.7 million and $13.1 million, respectively, of which $7.1 million and $6.1 million, respectively, is included in corporate expense and $0.3 million and $0.1 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations.  During the six months ended June 30, 2012 and 2011, the Company recorded stock-based compensation expense of $32.9 million and $33.3 million, respectively, of which $16.9 million and $17.9 million, respectively, is included in corporate expense and $0.5 million and $0.2 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations.

(2)	Primarily includes the results of the CotaiJet ferry operations.

Exhibit 2

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following is a reconciliation of Net Income Attributable to Las Vegas Sands Corp. to Adjusted Property EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net income attributable to Las Vegas Sands Corp.	$240,587	$410,637	$739,529	$699,960
Add (deduct):
Net income attributable to noncontrolling interests	45,794	78,455	125,961	153,635
Income tax expense	39,085	54,374	102,256	99,585
Loss on modification or early retirement of debt	16,403	-	19,234	-
Other (income) expense	(1,782)	(1,908)	1,637	2,767
Interest expense, net of amounts capitalized	64,533	70,592	129,205	144,177
Interest income	(6,892)	(4,028)	(12,540)	(6,075)
Loss on disposal of assets	482	7,443	1,075	7,942
Impairment loss	100,781	-	143,674	-
Amortization of leasehold interests in land	10,057	10,034	20,002	23,190
Depreciation and amortization	220,440	206,161	415,187	396,398
Development expense	6,797	2,420	7,995	2,993
Pre-opening expense	43,472	18,178	94,931	27,649
Stock-based compensation (1)	6,338	6,902	15,507	15,197
Corporate expense	58,592	42,376	107,547	79,952

Adjusted Property EBITDA	$844,687	$901,636	$1,911,200	$1,647,370

(1)	See prior page (Exhibit 2).

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Net Revenues
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

The Venetian Macao	$649,446	$735,405	$1,422,206	$1,373,674
Sands Macao	271,603	330,960	620,686	653,753
Four Seasons Hotel Macao and Plaza Casino	266,137	120,757	565,741	292,864
Sands Cotai Central	265,601	-	265,601	-
Marina Bay Sands	694,762	737,569	1,543,431	1,322,494
Las Vegas Operating Properties	327,313	332,522	711,916	637,597
Sands Bethlehem	115,096	97,120	230,658	188,150
Other Asia	37,935	32,450	73,503	66,223
Intersegment Eliminations	(45,987)	(41,687)	(89,094)	(77,740)

	$2,581,906	$2,345,096	$5,344,648	$4,457,015

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Adjusted Property EBITDA as a Percentage of Net Revenues
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
The Venetian Macao	35.3%	35.1%	35.9%	35.4%
Sands Macao	26.3%	28.9%	28.7%	28.8%
Four Seasons Hotel Macao and Plaza Casino	28.8%	31.2%	25.5%	32.5%
Sands Cotai Central	19.5%	N/A	19.5%	N/A
Marina Bay Sands	47.6%	55.0%	52.0%	52.2%
Las Vegas Operating Properties	19.7%	27.9%	25.3%	24.8%
Sands Bethlehem	23.4%	21.7%	23.6%	22.9%
Other Asia	-15.7%	-28.4%	-15.9%	-20.9%

Total	32.7%	38.4%	35.8%	37.0%

Exhibit 3

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure - Adjusted Net Income and Adjusted Earnings Per Diluted Share
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Net income attributable to common stockholders	$240,587	$367,607	$739,529	$595,763

Pre-opening expense, net	30,611	18,131	66,810	27,165
Development expense, net	6,797	2,420	7,995	2,993
Impairment loss, net	70,855	-	101,009	-
Loss on disposal of assets, net	549	7,443	1,046	7,942
Loss on modification or early retirement of debt, net	15,883	-	18,714	-
Preferred stock dividends	-	19,219	-	38,817
Accretion to redemption value of preferred stock
issued to Principal Stockholder's family	-	23,136	-	46,272
Preferred stock inducement and repurchase premiums	-	675	-	19,108

Adjusted net income	$365,282	$438,631	$935,103	$738,060

Per diluted share of common stock:
Net income attributable to common stockholders	$0.29	$0.46	$0.90	$0.74

Pre-opening expense, net	0.03	0.02	0.08	0.03
Development expense, net	0.01	-	0.01	-
Impairment loss, net	0.09	-	0.13	-
Loss on disposal of assets, net	-	0.01	-	0.01
Loss on modification or early retirement of debt, net	0.02	-	0.02	-
Preferred stock dividends	-	0.02	-	0.05
Accretion to redemption value of preferred stock
issued to Principal Stockholder's family	-	0.03	-	0.06
Preferred stock inducement and repurchase premiums	-	-	-	0.02

Adjusted earnings per diluted share	$0.44	$0.54	$1.14	$0.91

Weighted average diluted shares outstanding	826,102,326	811,274,706	822,458,833	811,243,195

Exhibit 4

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data Schedule
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Room Statistics:
The Venetian Macao:
Occupancy %	86.7%	89.7%	90.1%	88.1%
Average daily room rate (ADR) (1)	$228	$223	$236	$225
Revenue per available room (RevPAR) (2)	$198	$200	$213	$198

Sands Macao:
Occupancy %	93.2%	88.0%	93.5%	86.5%
Average daily room rate (ADR) (1)	$242	$242	$247	$247
Revenue per available room (RevPAR) (2)	$225	$213	$231	$213

Four Seasons Hotel Macao and Plaza Casino:
Occupancy %	73.3%	67.8%	77.8%	66.2%
Average daily room rate (ADR) (1)	$357	$323	$358	$331
Revenue per available room (RevPAR) (2)	$261	$219	$279	$220

Sands Cotai Central:
Occupancy %	75.1%	N/A	75.1%	N/A
Average daily room rate (ADR) (1)	$141	N/A	$141	N/A
Revenue per available room (RevPAR) (2)	$106	N/A	$106	N/A

Marina Bay Sands:
Occupancy %	99.1%	90.8%	98.7%	88.6%
Average daily room rate (ADR) (1)	$351	$295	$346	$290
Revenue per available room (RevPAR) (2)	$348	$268	$341	$257

Las Vegas Operating Properties:
Occupancy %	86.2%	88.8%	84.8%	86.4%
Average daily room rate (ADR) (1)	$205	$200	$209	$206
Revenue per available room (RevPAR) (2)	$176	$177	$177	$178

Sands Bethlehem:
Occupancy %	62.2%	49.1%	56.2%	49.1%
Average daily room rate (ADR) (1)	$142	$168	$141	$168
Revenue per available room (RevPAR) (2)	$88	$83	$79	$83

Casino Statistics:
The Venetian Macao:
Table games win per unit per day (3)	$13,860	$13,269	$14,117	$12,276
Slot machine win per unit per day (4)	$295	$295	$315	$279
Average number of table games	485	600	527	599
Average number of slot machines	2,220	2,154	2,251	2,152

Sands Macao:
Table games win per unit per day (3)	$9,500	$9,926	$10,159	$9,875
Slot machine win per unit per day (4)	$240	$257	$267	$267
Average number of table games	348	414	373	415
Average number of slot machines	1,158	1,157	1,125	1,145

Four Seasons Hotel Macao and Plaza Casino:
Table games win per unit per day (3)	$22,227	$10,420	$24,625	$13,988
Slot machine win per unit per day (4)	$649	$627	$694	$662
Average number of table games	159	118	162	118
Average number of slot machines	183	190	180	192

Sands Cotai Central:
Table games win per unit per day (3)	$10,112	N/A	$10,112	N/A
Slot machine win per unit per day (4)	$397	N/A	$397	N/A
Average number of table games	362	N/A	362	N/A
Average number of slot machines	819	N/A	819	N/A

Marina Bay Sands:
Table games win per unit per day (3)	$9,825	$11,185	$11,395	$9,936
Slot machine win per unit per day (4)	$636	$611	$646	$568
Average number of table games	611	606	609	610
Average number of slot machines	2,484	2,297	2,482	2,293

Las Vegas Operating Properties:
Table games win per unit per day (3)	$3,402	$4,032	$5,227	$3,586
Slot machine win per unit per day (4)	$200	$152	$194	$147
Average number of table games	231	230	229	228
Average number of slot machines	2,170	2,608	2,293	2,666

Sands Bethlehem:
Table games win per unit per day (3)	$2,813	$2,550	$2,799	$2,698
Slot machine win per unit per day (4)	$265	$249	$272	$244
Average number of table games	122	91	120	84
Average number of slot machines	3,024	3,024	3,009	3,020

(1)	ADR is calculated by dividing total room revenue by total rooms occupied.

(2)	RevPAR is calculated by dividing total room revenue by total rooms available.

(3)	Table games win per unit per day is shown before discounts and commissions.

(4)	Slot machine win per unit per day is shown before deducting cost for slot points.

Exhibit 5